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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): July 29, 1996




                           WATSON GENERAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                   California
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                 (State or other jurisdiction of incorporation)



                   0-16011                        95-2873758
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            (Commission File No.)      (IRS Employer Identification No.)



                 32-B Mauchly
             Irvine, California                     92718
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  (Address of principal executive offices)        (Zip Code)


      Registrant's telephone number, including area code:  (714)-727-4020


                                      N.A.
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         (Former name or former address, if changed since last report.)



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ITEM 5.   OTHER EVENTS

On January 18, 1996, Watson General Corporation (the "Company") and the shareholders of EnviroQuest Technologies, Ltd. ("ETL") entered into a Stock Purchase Agreement and consummated the transaction contemplated thereby on January 30, 1996.

As reported in a previous Current Report on Form 8-K, in early April of 1996 the Company entered into a Settlement Agreement and Release with one of the principal selling shareholders of ETL pursuant to which the aggregate purchase price paid by the Company for ETL was reduced.

On July 29, 1996, the Company obtained an adjustment to the purchase price from the other principal selling shareholder of ETL, John Marencik, pursuant to which 138,650 shares of the Company's common stock were returned to the Company, reducing the aggregate number of shares issued in connection with the transaction to 184,000. In addition, a promissory note issued by the Company for $36,740 was returned to the Company. The cash portion of the purchase price for ETL, which was $800,000, was not affected. The reduction in the purchase price was negotiated in settlement of a dispute by the Company regarding the accuracy of certain representations, warranties and covenants made to it in connection with the acquisition. The alleged inaccuracies involved the prior conduct of certain persons employed by ETL and did not involve the efficacy of the SIRAS technology, or the correctness in any material aspect of the financial statements of ETL. Mr. Marencik also resigned as a Director of the Company and released the Company from its obligation to seek his election to the Board.

(c)   Exhibits.

Exhibit 1   Settlement Agreement and Release



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date 8/8/96                              Watson General Corporation


                                         By: /s/ Joseph L. Christoffel
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                                                 Joseph L. Christoffel,
                                                 Chief Financial Officer







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